Exhibit 99.3

Ozop Energy OZSC Continues Rollout of NeoGrid Modular EV Charging Network with $2,000,000 in Orders for 38 Charging Stations

WARWICK, NY, June 9, 2021 – Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), today announced an order for 38 electric vehicle charging stations to be installed various locations in Brooklyn, NY, continuing their steps in developing a regional NeoGrid Modular Network (patent pending) that will spark a new generation of electrical supply, storage & distribution.

The orders, valued @ $2,000,000.00 pre-incentive, come through wholly owned subsidiary Ozop Energy Systems, Inc. (OES) which calls for Twenty-Eight (28) dual port Level II Enel X Juice Pedestal chargers and Ten (10) Level III rapid chargers to be delivered and installed onto additional locations in Brooklyn, NY expanding on our May 12th press release. These projects are overseen by OES’s East Coast office under our Head of Business Development, Alan Sosis.

“This announcement is not just about an order for individual charging stations,” said Brian Conway, CEO of Ozop Energy Systems. “This puts in motion our plan to eliminate the municipal grid or keep it as a luxury supplier instead of a necessary supplier of energy for electric vehicles.”

“As these systems are deployed,” he added, “we are increasing our network which, modular by design, can be deployed in days not months or even years in many urban areas, and we plan to expand to other markets in the near future.”

For more information on OZSC please follow on the link, www.OzopEnergy.com

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures, and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

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Media Relations Contact

Brian Hyland

Rubenstein Public Relations

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bhyland@rubensteinpr.com

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